                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS OF US DOLLARS)


                                        YEAR      5 MONTHS          YEAR          YEAR        SIX MONTHS  SIX MONTHS  TWELVE MONTHS
                                       ENDED        ENDED           ENDED         ENDED         ENDED        ENDED        ENDED
                                      JULY 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   JUNE 30,     JUNE 30,     JUNE 30,
                                        1998         1998           1999           2000          2000         2001         2001
Consolidated pre-tax income from
continuing operations                   ($8,610)      ($4,408)      $ 2,773      $ 1,553      $25,649      $41,579      $17,483
Interest expense                          1,399         1,236         1,666        3,263        1,366        4,183        6,080
Interest portion of rental expense            3             1            57          223           58           73          239
                                      -----------------------------------------------------------------------------------------

Earnings                                ($7,208)      ($3,171)      $ 4,496      $ 5,039      $27,073      $45,835      $23,802
                                      =========================================================================================



Interest EXPENSE                        $ 1,399       $ 1,236       $ 1,666      $ 3,263      $ 1,366      $ 4,183      $ 6,080
Interest portion of rental expense            3             1            57          223           58           73          239
                                      -----------------------------------------------------------------------------------------

Fixed Charges                           $ 1,402       $ 1,237       $ 1,723      $ 3,486      $ 1,424      $ 4,256      $ 6,319
                                      =========================================================================================

RATIO OF EARNINGS TO FIXED CHARGES          nil           nil          2.61         1.45        19.01        10.77         3.77
                                      =========================================================================================
COVERAGE DEFICIENCY                     $ 7,208       $ 3,171
                                      =======================


ML
1. I have lower cased the "e" in expense

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
INTEREST ON RENTAL CALCULATIONS

ASSUME  8% REPRESENTS OUR COST OF BORROWING

YEAR ENDED JULY 31, 1998

Payments under operating leases                                 44,000 agreed to note 13d of the annual report
Calculation of NPV of lease payments                       ($40,740.74)
                                                   --------------------

Interest component                                               3,259
                                                   ====================


5 MONTHS ENDED DECEMBER 31, 1998

Payments under operating leases                                 39,000 agreed to note 13d of the annual report
Calculation of NPV of lease payments                       ($37,754.11)
                                                   --------------------

Interest component                                               1,246
                                                   ====================



YEAR ENDED DECEMBER 31, 1999

Payments under operating leases                                767,000 agreed to note 13d of the annual report
Calculation of NPV of lease payments                      ($710,185.19)
                                                   --------------------

Interest component                                              56,815
                                                   ====================

YEAR ENDED DECEMBER 31, 2000

Operating Leases

Payments under operating leases                              3,000,000 agreed to note 13d of the annual report
Calculation of NPV of lease payments                    ($2,777,777.78)
                                                   --------------------

Interest component                                             222,222
                                                   ====================

Bay Meadows lease

$1,000,000 per year / 365 days x 44 days of ownership in 2000 =                         120547.9452

Calculaton of NPV of rental payment                                                    ($119,354.46)
                                                                                   -----------------

Interest component                                                                            1,193
                                                                                   =================

Total Interest in 2000                     223,416
                                      =============

SIX MONTH PERIOD ENDED JUNE 30, 2000

Operating Leases

Payments under operating leases                              1,500,000 agreed to note 13d of the annual report for 2000 divided by 2 for half year
Calculation of NPV of lease payments                    ($1,442,307.69)
                                                   --------------------

Interest component                                              57,692
                                                   ====================

SIX MONTH PERIOD ENDED JUNE 30, 2001

Operating Leases

Payments under operating leases                              1,396,500 agreed to note 13d of the annual report for 2000 divided by 2 for half year
Calculation of NPV of lease payments                    ($1,342,788.46)
                                                   --------------------

Interest component                                              53,712
                                                   ====================

Bay Meadows lease

$1,000,000 per year / 12 months x 6 months =                                                 500000

Calculaton of NPV of rental payment                                                    ($480,769.23)
                                                                                   -----------------

Interest component                                                                           19,231
                                                                                   =================

Total Interest in 2000                      72,942
                                      =============

LAST 12 MONTHS ENDED JUNE 30, 2001

Full year interest - December 31, 2000                         223,416

Deduct:  6 months ended June 30, 2000                          -57,692

Add;  6 months ended June 30, 2001                              72,942
                                                   --------------------

                                                               238,666
                                                   ====================

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EARNINGS TO FIXED CHARGES RATIO


                                                                 LATEST
                                                                12 MONTHS  YEAR      YEAR    5 MONTHS    YEAR      YEAR      YEAR
                                                Q2        Q2      ENDED    ENDED    ENDED     ENDED     ENDED      ENDED     ENDED
                                             2001 YTD  2000 YTD JUNE 30, DECEMBER  DECEMBER  DECEMBER   JULY 31,  JULY 31,  JULY 31,
                                                                   2001  31, 2000  31, 1999  31, 1998    1998      1997      1996
PART I - EARNINGS

Pretax income                                  41,579   25,649   17,483    1,553    2,773    (4,408)   (8,610)   (1,382)    -2424

Add:
Fixed Charges

Interest expense - not income                   4,183    1,366    6,080    3,263    1,666     1,236     1,399       955       116
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                        0        0        0        0        0         0         0         0         0
Interest portion of rental expense                 73       58      239      223       57         1         3         0         0
Preferred stock dividends                           0        0        0        0        0         0         0         0         0
Fixed Charges reduced by:
interest capitalized during the period              0        0        0        0        0         0         0         0         0
Preferred stock dividends                           0        0        0        0        0         0         0         0         0
Amortization related to capitalized interest        0        0        0        0        0         0         0         0         0
                                              -----------------------------------------------------------------------------------

                                               45,835   27,073   23,802    5,039    4,496    (3,171)   (7,208)     (427)   (2,308)
                                              ===================================================================================


PART II - FIXED CHARGES

Interest Expense - not income                   4,183    1,366    6,080    3,263    1,666     1,236     1,399       955       116
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                        0        0        0        0        0         0         0         0         0
Interest portion of rental expense                 73       58      239      223       57         1         3         0         0
Preferred stock dividends                           0        0        0        0        0         0         0         0         0
                                              -----------------------------------------------------------------------------------

                                                4,256    1,424    6,319    3,486    1,723     1,237     1,402       955       116
                                              ===================================================================================

FIXED CHARGE COVERAGE                           10.77    19.01     3.77     1.45     2.61     (2.56)    (5.14)    (0.45)   (19.90)
                                              ===================================================================================

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REAL ESTATE SALES


                             1998       1999        2000     Q2 YTD 2001     TOTALS

Revenue                        0       2,544       37,630       36,145       76,319

Cost of Sales                  0       1,916       30,656       19,093       51,665
                         ----------------------------------------------------------

Gross Margin                   0         628        6,974       17,052       24,654
                         ==========================================================




TOTAL EBITDA                             9.8         21.8         55.7         77.5

% OF ACTUAL EBITDA                      6.12%       32.11%       30.52%       30.97%

PROFORMA EBITDA                                                 58,113

% OF PROFORMA EBITDA                                             29.34%